Calculation of Filing Fee Tables
F-10
BCE INC
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Debt	Debt Securities of Bell Canada	457(o)	2,250,000,000		$ 2,250,000,000.00	0.0001381	$ 310,725.00
Fees to be Paid	2	Other	Guarantees of BCE Inc. of Bell Canada Debt Securities	Other				0.0001381	$ 0.00
Fees Previously Paid
			Total Offering Amounts:				$ 2,250,000,000.00		$ 310,725.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 310,725.00
Offering Note
[1]	Being registered pursuant to this Registration Statement and estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. See Table 3 and Prospectus Note (1) regarding securities previously registered on the Prior Registration Statements that may be offered and sold using the combined prospectus included in this Registration Statement.

[2]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Debt	Debt Securities of Bell Canada		$ 3,750,000,000.00	F-10	333-284730-01	02/10/2025
2	Other	Guarantees of BCE Inc. of Bell Canada Debt Securities			F-10	333-284730	02/10/2025
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus that also relates to the registrants' prior Registration Statements on Form F-10 (File Nos. 333-284730 and 333-284730-01, which was initially declared effective on February 10, 2025) and Form F-10 (File Nos. 333-279247 and 333-279247-01, which was initially declared effective on May 10, 2024). As of the date hereof, an aggregate of US$3,750,000,000 of securities remains unsold under those prior Registration Statements and may be offered and sold using the combined prospectus included in this Registration Statement. No separate registration fee is payable with respect to such US$3,750,000,000 of securities because such securities were previously registered.

[2]	See Prospectus Note 1.